                                                                     EXHIBIT 1.2

                            1ST STATE BANCORP, INC.

                            Up to 1,725,000 Shares
                                      OF
                                 COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)

                                 $20 PER SHARE

                            SALES AGENCY AGREEMENT
                            ----------------------


                               ___________, 1999


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

     1st State Bancorp, Inc., a Virginia corporation (the "Company") and 1st State Bank, a North Carolina chartered mutual savings bank (the "Bank"), hereby confirm as of the date above their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission (the "Commission") and a member of the National Association of Securities Dealers, Inc. (the "NASD"), as follows:

     1.  Introduction.  The Bank intends to convert from a North Carolina
         ------------
chartered mutual savings bank to a North Carolina chartered stock savings bank as a wholly owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Bank to the Company, and the incorporation of the Company, collectively the "Stock Conversion") pursuant to a plan of conversion adopted on August 11, 1998 (the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock, par value $.01 per share (the "Shares" or the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering") to certain depositors and borrowers of the Bank and the Bank's Employee Stock Ownership Plan (the "ESOP"). Shares of the Common Stock not sold in the Subscription Offering are being offered to the general public in a direct community offering, with preference being given to natural persons residing in the Bank 's Local Community (as defined in the Plan) (the "Community Offering") and, if necessary, through a syndicate of registered broker-dealers managed by Trident in a syndicated community offering (the "Syndicated Community Offering"). The Subscription Offering, the Community Offering and the Syndicated Community Offering are collectively referred to as the "Offerings." Purchases of Shares in the Offerings are subject to certain limitations and restrictions as described in the Plan. The Company and Bank may reject, in whole or in part, any order received in the Community Offering or Syndicated Community
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Trident Securities, Inc.
Page 2

Offering. Immediately following the completion of the Stock Conversion, the Bank will convert to a North Carolina chartered commercial bank and will remain as a wholly owned subsidiary of the Company (the "Bank Conversion").

     In connection with the Stock Conversion and pursuant to the terms of the Plan as described in the prospectus, immediately following the consummation of the Stock Conversion, subject to the approval of the members of the Bank and compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute up to 150,000 shares of Common Stock sold in the Stock Conversion to a charitable foundation (the "Foundation") such shares hereinafter being referred to as the ("Foundation Shares").

     The Company and the Bank have been advised by Trident that it will utilize its best efforts to assist the Company and the Bank with the sale of the Shares in the Offerings. Prior to the execution of this Agreement, the Company has delivered to Trident a prospectus dated as of the date hereof and all supplements thereto to be used in the Offerings. Such prospectus contains information with respect to the Company, the Bank, the Shares, the Foundation Shares, the Stock Conversion and the Bank Conversion.

     2.  Representations and Warranties.
         ------------------------------

     (a) The Company and the Bank jointly and severally represent and warrant to Trident that:

         (i) The Company has filed with the Commission a registration statement, including a prospectus relating to the Offerings and exhibits, and an amendment or amendments thereto, on Form S-1 (No. 333- _____) for the registration of the Shares and the Foundation Shares under the Securities Act of 1933, as amended ("Securities Act"); and such registration statement has been declared effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the best knowledge of the Company and the Bank, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Securities Act (together with the enforceable published policies, releases and actions of the
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Trident Securities, Inc.
Page 3

          Commission thereunder, hereinafter referred to as the "Securities Act Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. The Registration Statement complies in all material respects with the Securities Act and the Securities Act Regulations.

          (ii) The Bank has filed an application for approval to convert from the mutual form of ownership to the stock form of ownership with the Savings Institution Division of the North Carolina Department of Commerce (the "Department") and the Federal Deposit Insurance Corporation ("FDIC"). The Department and the FDIC have approved the Bank's application, including the waiver of certain provisions of regulations specified in such approval with respect to the establishment of and contribution to the Foundation. The Prospectus and the proxy statement for the solicitation of proxies from depositors for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Bank's application to convert have been approved for use by the Department and the FDIC. No order has been issued by the Department or the FDIC preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Department or the FDIC revoking such approvals is pending or, to the Bank's best knowledge, threatened. Additionally, the company has filed an application to register as a bank holding company with the Federal Reserve Board ("FRB") and has received approval from the FRB. (The Company and Bank applications are hereafter called the "Applications.")

          (iii) As of [effective date] (i) the Registration Statement and the Prospectus complied with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iv) The Company has been duly incorporated as a Virginia corporation and the Bank has been duly organized as a mutual savings bank under the laws of North Carolina, and each of them is validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to own its property

Trident Securities, Inc.
Page 4

          and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member in good standing of the Federal Home Loan Bank of Atlanta; and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the FDIC up to the applicable legal limits. The Company and the Bank are not required to be qualified to do business as a foreign corporation in any jurisdiction except where non-qualification would have a material adverse effect on the condition (financial or otherwise), operations, business, earnings or properties of the Company and the Bank taken as a whole ("Material Adverse Effect"). Upon amendment of the Bank's mutual charter and bylaws to a stock charter and bylaws, completion of the sale by the Company of the Shares as contemplated by the Prospectus, and the other corporate and regulatory actions discussed in the Plan, (i) the Bank will be converted pursuant to the Plan to a North Carolina chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, (iii) the Company will issue common stock to the Foundation and the public, and (iv) the Company will have no direct subsidiaries other than the Bank.

          (v) The Bank has good and marketable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for liens for ad valorem taxes not yet due, except as described in the Prospectus and except as do not, and would not, in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the operations of the Bank under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

          (vi) The Company and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses except where the failure to obtain such licenses, permits and governmental authorizations does not, and would not, have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Bank are complying therewith in all material respects.

          (vii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and all actions in connection with the contribution to the Foundation contemplated by the Plan have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement is a valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms except as the enforceability thereof may be

Trident Securities, Inc.
Page 5

          limited by (a) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC;
          (b) general equity principles, regardless of whether such principles are applied in a proceeding in equity or at law; (c) laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation, Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A").

          (viii) Except as described in the Prospectus, there is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company or the Bank, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (ix) Each of the Company and the Bank has all power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and, in the case of the Company, to issue and sell the Shares in the Offerings, and to issue and contribute the Foundation Shares, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Department, FDIC and the FRB in connection with approvals of the Applications, and except as may be required under the securities, or "blue sky," laws of various jurisdictions, and in the case of the Company, as of the Closing Date (as defined below), will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and in the case of the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the Shares of its Common Stock to be sold to the Company as provided in the Plan (subject to the issuance of an amended charter in the form required for a North Carolina-chartered stock savings bank ("Stock Charter"), the form of which has been approved by the Department.

          (x) The Company and the Bank have received the opinions of Housley Kantarian & Bronstein, P.C. with respect to the federal income tax consequences of the Stock Conversion, and of KPMG Peat Marwick, L.L.P. with respect to the state income tax consequences of the Stock Conversion, to the effect that the Stock Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), or under the laws of North Carolina, and will not be a taxable transaction for the Bank or the Company under the Code or under the laws of North

Trident Securities, Inc.
Page 6
          Carolina; and the facts and representations provided by the Company and the Bank and relied upon in the rendering of such opinions are accurate and complete, and neither the Company nor the Bank has taken any action inconsistent therewith.

          (xi) Neither the Company nor the Bank is in violation of any rule or regulation of the Department or the FDIC that has resulted or could result in any enforcement action against the Company or the Bank or their officers or directors, that might have a Material Adverse Effect.

          (xii) Ferguson & Company, the firm that prepared the independent appraisal included in the Applications, is independent with respect to the Company and the Bank within the meaning of the Department and FDIC Regulations. The Company and the Bank believe such firm to be experienced and expert in providing appraisals of savings banks, and nothing has come to the attention of the Company or the Bank which has caused either of them to believe that the appraisal included in the Applications was not prepared in accordance with the requirements of the Department and FDIC Regulations.

          (xiii) KPMG Peat Marwick, L.L.P., the firm that certified the financial statements of the Bank filed as part of the Registration Statement and the Applications, is independent with respect to the Company and the Bank as required by the Securities Act, the Securities Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants, and Title 12 of the Code of Federal Regulations Parts 563c and 571, and nothing has come to the attention of the Company or the Bank which has caused either of them to believe that such firm is not independent within the meaning of such provisions.

          (xiv) The financial statements and related notes which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, income, results of operations, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the applicable regulations of the Department and FDIC. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities, except as GAAP may otherwise require. The financial tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.
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Trident Securities, Inc.
Page 7

          (xv) There has been no material change in the condition (financial or otherwise), results of operations, business, assets or properties, of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company and the Bank conform in all material aspects to the descriptions thereof contained in the Prospectus. Neither the Company nor the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

          (xvi) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound or is subject or any violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, lien, charge, encumbrance or violation would have a Material Adverse Effect; all agreements which are material to the financial condition, results of operations, business, assets or properties of the Company and the Bank, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company and the Bank , threatened any action or proceeding wherein the Company and the Bank would be alleged to be in default thereunder.

          (xvii) Neither the Company nor the Bank is in violation of its respective charter, certificate or articles of incorporation or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Bank do not conflict with or result in a breach of the charter, certificate or articles of incorporation or bylaws of the Company or the Bank (in either mutual or stock form), or violate, conflict with or constitute a material breach or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party (other than the establishment of a liquidation account

Trident Securities, Inc.
Page 8

          pursuant to the Plan) or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Department and FDIC in connection with their approval of the Stock Conversion Application), which breach, default, encumbrance or violation could have a Material Adverse Effect.

          (xviii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor the Bank has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings or liabilities incurred in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and not consistent with prior practices, which is material in light of the business of the Company and the Bank, taken as a whole.

          (xix) Upon consummation of the Stock Conversion, the authorized, issued and outstanding equity capital of the Company shall be as set forth in the Prospectus under the heading "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date. The issuance and the sale of the Shares of the Company and the Foundation Shares have been duly authorized by all necessary action of the Company and approved by the Department and, when issued in accordance with the terms of the Plan and paid for as set forth in the Prospectus, shall be validly issued, fully paid and nonassessable and shall conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares and Foundation Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares and Foundation Shares will conform with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Bank to the Company and the Foundation Shares has been duly authorized by all necessary action of the Bank and the Company and all applicable regulatory authorities (subject to the satisfaction of various conditions imposed by the Department and FDIC in connection with its approvals of the Applications), and such capital stock and Foundation Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.
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Trident Securities, Inc.
Page 9

          (xx) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares and Foundation Shares, except for the declaration of effectiveness by the Commission of any required post-effective amendment of the Registration Statement not yet filed, except as may be required by the "blue sky" or securities laws of various jurisdictions, and except as may be required by the conditions of the approval of the Applications by the Department, the FDIC, and the FRB, and the issuance of the Stock Charter by the Department.

          (xxi) All contracts and other documents required to be filed as exhibits to the Registration Statement or the Applications have been filed with the Commission, the Department, the FDIC and the FRB, as the case may be.

          (xxii) The Company and the Bank have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities; and the Company and the Bank have paid all taxes that have become due and, to the best of their knowledge, the Company and the Bank, have made adequate reserves for future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, could not have a Material Adverse Effect.

          (xxiii) All of the loans represented as assets of the Bank as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R.
          Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, could not have a Material Adverse Effect.

          (xxiv) The records of depositors, account holders, borrowers and other members of the Bank delivered to Trident by the Bank or its agent for use during the Stock Conversion have been reviewed by the Bank and are accurate, reliable and complete.

          (xxv) Neither the Company nor the Bank or, to the best knowledge of the Company and the Bank, the employees of the Company or the Bank, has made any payment of funds of the Company or the Bank prohibited by law, and no funds of the Company or the Bank have been set aside to be used for any payment prohibited by law.

          (xxvi) To the best knowledge of the Company and the Bank, the Company and the Bank are in compliance with all laws, rules and regulations relating to environmental

Trident Securities, Inc.
Page 10

          protection, and neither the Company nor the Bank is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, could not have a Material Adverse Effect. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company or the Bank relating to environmental protection. No disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company and the Bank or, except as disclosed in the Prospectus, has occurred on, in or at any of the facilities or properties owned or leased by the Company or the Bank or on any properties pledged to the Bank as security for any indebtedness, except such disposal, release or discharge as would not have a Material Adverse Effect.

          (xxvii)   All documents delivered by the Company or the Bank or their representatives in connection with the issuance and sale of the Common Stock, except for those documents that were prepared by parties other than the Company, the Bank, or their representatives, were, on the dates on which they were delivered, true, complete and correct in all material respects.

          (xxviii) At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and will have conducted the Stock Conversion in all material respects in accordance with, the Plan, the Department Regulations, FDIC Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Stock Conversion imposed by the Department and FDIC.

          (xxix) The Foundation has been duly incorporated and is validly existing as a private charitable foundation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a bank holding company within the meaning of the Bank Holding Company Act of 1956 as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; to the best knowledge of the Company and the Bank, all approvals required to establish the Foundation and to contribute the Foundation Shares have been performed as described in the Prospectus; except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements and/or understandings, written or oral or otherwise, between the Company and/or the Bank and the Foundation with respect

Trident Securities, Inc.
Page 11

          to the control, directly or indirectly, over the voting and the acquisition or disposition of the shares of Common Stock to be contributed by the Company to the Foundation.

          (xxx) The Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurances that
          (i) tranactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxi) The Company and the Bank maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limtied to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company and the Bank against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company and the Bank have not been refused any insurance coverage sought or applied for, and the Company and the Bank have no reason to believe that they will not be able to renew their exiting insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     (b)  Trident represents and warrants to the Company and the Bank that:

          (i)    Trident is registered as a broker-dealer with the NASD.

          (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

          (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers whose accounts may be protected by the Securities Investor Protection Corporation or by general

Trident Securities, Inc.
Page 12

          equity principles, regardless of whether such principles are applied in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including, without limitation,
          Section 23A).

          (iv) Trident and, to Trident's best knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident, shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions in which the Company is relying on such registration for the sale of the Shares, and will remain so registered until the Stock Conversion is consummated or terminated.

          (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order which breach, default or violation would have a material adverse effect on its ability to perform its obligations under this Agreement.

          (vi) All funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

          (vii) No action or proceeding against Trident before the Commission, the NASD, any state securities commission, or any state or federal court is pending or, to Trident's best knowledge, threatened concerning Trident's activities as a broker-dealer which could have a material adverse effect on its ability to perform its obligations under this Agreement.

     3.   Employment of Trident; Sale and Delivery of the Shares.  On the basis
          ------------------------------------------------------
of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts to assist the Company with the Company's sale of the Shares in the Offerings, and Trident hereby accepts such employment.

Trident Securities, Inc.
Page 13

     In the event the Company is unable to sell a minimum of 1,275,000 Shares (or such lesser amount as the Department may permit) within the period described in the Prospectus, this Agreement shall terminate, and the Company shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which they may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 3(c) and 3(d) below and Sections 6, 8, 9 and 10 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for will be made prior to the commencement of the Subscription and Community Offerings, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

     If all conditions precedent to the consummation of the Stock Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers for such Shares on or as soon as possible following the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal executive office of the Bank or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

     Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward to the Bank for deposit in a segregated account the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt of an order form by Trident or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("Debit Date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the Debit Date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the Debit Date.

     The Company and the Bank agree to pay Trident the following compensation and expense reimbursement for its services hereunder:

     (a) A commission equal to one and one half percent (1.50%) of the aggregate dollar amount of the Shares sold in the Subscription Offering and Community Offering (excluding

Trident Securities, Inc.
Page 14

     Shares sold to the Bank's directors and executive officers, and their "Associates", as defined in the Plan, the Foundation Shares and Shares sold to the ESOP). For stock sold by other NASD member firms under selected dealers agreements, the commission shall not exceed a fee to be agreed upon jointly by Trident and the Bank to reflect market requirements at the time of the stock allocation in a Syndicated Community Offering.

     (b)  The foregoing fees shall be paid to Trident on the Closing Date.

     (c) Reimbursement for all allocable out-of-pocket expenses, including but not limited to travel, food, lodging and legal fees, incurred by Trident whether or not the Stock Conversion is consummated; provided, however, that Trident's out-of-pocket expenses shall not exceed $10,000 and its legal fees shall not exceed $27,500 and neither the Company nor the Bank shall reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full reimbursement of Trident shall be made on the Closing Date or, if the Stock Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from Trident detailing its allocable expenses. Trident acknowledges receipt of a $10,000 advance payment from the Bank, which shall be credited against the total reimbursement due Trident hereunder.

     (d) Reimbursement for any expenses of the Company and the Bank set forth in Section 6 hereof to the extent paid by Trident on behalf of the Company or the Bank. Full reimbursement shall be made on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company and the Bank of a written request from Trident detailing such expenses.

     Notwithstanding the limitations on reimbursement of Trident for its allocable expenses provided in subsection (c) above and notwithstanding any reimbursement of Trident pursuant to subsection (d) above, in the event that a resolicitation or other event causes the Offerings to be extended beyond the original expiration date of the Subscription Offering, as set forth in the Prospectus, Trident shall be reimbursed for its allocable expenses incurred during such extended period, provided that the allowance for allocable expenses provided for in subsection (c) above has been exhausted and subject to the following: such reimbursement shall not exceed an amount equal to the product obtained by dividing $37,500 (the reimbursable expenses and legal fees limitation set forth in Section (c) above) by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (the

Trident Securities, Inc.
Page 15

number of days from the date of the intended close of the Subscription Offering to the closing of the extension of the Subscription Offering).

     4.   Offering.  Subject to the provisions of Section 7 hereof, Trident is
          --------
assisting the Company and the Bank on a best efforts basis in offering a minimum of 1,275,000 and a maximum of 1,725,000 Shares, subject to adjustment up to 1,983,750 Shares, in the Offerings, subject to such other adjustments as may be permitted by the Department and the FDIC. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

     5.   Further Agreements.  The Company and the Bank jointly and severally
          ------------------
covenant and agree that:

     (a) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and through and including the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor the Bank will issue any securities which will remain issued at the Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business, or enter into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the financial condition or operations of the Company and the Bank, taken as a whole.

     (b) If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offerings, the Company (i) will, if required by the Securities Act Regulations, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will, if required by the Securities Act Regulations, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form reasonably acceptable to the Company and Trident.

     (c) Upon consummation of the Stock Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date (other than shares of Common Stock issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Stock Conversion), and the certificates representing the Shares

Trident Securities, Inc.
Page 16

     and Foundation Shares will conform in all material respects with the requirements of applicable laws and regulations.

     (d) Upon amendment of the Bank's charter and bylaws as provided in the Department Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a North Carolina-chartered stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank.

     (e) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

     (f) The Company will notify Trident immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement and (v) of the issuance by the Department or the FDIC of any stop order relating to the Stock Conversion or the use of the Prospectus or Proxy Statement or the initiation or threat of any proceedings for that purpose. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

     (g) During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Securities Act Regulations to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company or the Bank shall occur as a result of which it is necessary, in the reasonable opinion of counsel for Trident after consultation with counsel for the Company and the Bank, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance

Trident Securities, Inc.
Page 17

     reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus unless Trident has been first furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

     (h) The Company and the Bank has taken or will take all necessary action and furnish to appropriate counsel such information as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

     (i) Appropriate entries will be made in the financial records of the Bank to establish a liquidation account for the benefit of eligible account holders as of December 31, 1994 and supplemental eligible account holders as of December 31, 1998 in accordance with the Department Regulations.

     (j) The Company will file a registration statement for the Common Stock under Section 12(b) or Section 12(g) of the Exchange Act, as applicable, prior to completion of the Offerings and shall request that such registration statement be effective upon or before completion of the Stock Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three (3) years or for such shorter period as may be required by applicable law.

     (k) The Company will make generally available to its security holders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable, but not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement which will comply with
     Section 11(a) of the Securities Act covering a twelve-month period beginning after the effective date of the Registration Statement.

Trident Securities, Inc.
Page 18

     (l) For a period of three (3) years from the date of this Agreement, the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

     (m) The Company shall apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the heading "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

     (n) The Company will not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

     (o) The Company and the Bank will advise Trident as to the allocation of the deposits of the Bank's depositors and as to the allocation of votes of its voting members, and in the event of an oversubscription for Shares in the Offerings, will determine and provide Trident with final instructions as to the allocation of the Shares and such information shall be accurate, reliable and complete. Trident shall be entitled to rely upon such information and instructions and shall have no liability related to its reliance thereon, including, without limitation, any liability for or related to any denial or satisfaction of any subscription in whole or in part.

     (p) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to comply with the NASD's "Interpretation Relating to Free-Riding and Withholding."

     (q) The Company and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Company and the Bank will take no action which will result in the possible loss of the Foundation's tax-exempt status; and neither the Company nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

     (r) At the Closing Date, the Company and the Bank will have completed all conditions precedent to, and shall have conducted the Stock Conversion in all material respects in accordance with, the Plan, Department and FDIC Regulations and all other applicable laws,

Trident Securities, Inc.
Page 19

     regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Stock Conversion imposed by the Department and FDIC.

     (s) The Company will use its best efforts to obtain approval for and maintain quotation of its shares of common stock on the Nasdaq National Market System effective on or prior to the Closing Date.

     (t) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Trident's prior written consent, any shares of common stock other than as described in the Prospectus.

     (u) The Company and the Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Subscription and Community Offerings on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the delivery of certificates for the Shares to subscribers or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus.

     (v) The Company and Bank will conduct the Stock Conversion in accordance with the Plan, the Department and FDIC Regulations and all other applicable laws, regulations, decisions, approvals and orders, including all terms, conditions, requirements and provisions precedent to the Stock Conversion.

     6.   Payment of Expenses.  Whether or not the Stock Conversion is
          -------------------
consummated, the Company and the Bank shall pay all reasonable out-of-pocket expenses of the Stock Conversion, including, but not limited to, the following expenses: (a) all regulatory filing fees, including but not limited to those payable to the Commission, the FDIC, FRB, the Department, state blue sky authorities and the NASD (including fees payable to the NASD for Trident's filing pursuant to the NASD Corporate Finance Rule), (b) all stock issue and transfer taxes which may be payable with respect to the sale of the Shares, (c) attorneys' fees of the Company and the Bank, (d) attorneys' fees relating to any required state blue sky laws research and filings, (e) telephone charges, (f) air freight, (g) rental equipment, (h) supplies, (i) transfer agent and registrar fees and expenses, (j) auditing and accounting fees and expenses, (k) fees for appraisals and business plans, (l) conversion agent charges, (m) costs of printing and mailing all documents necessary in connection with the Stock Conversion, and (n) slide production expenses in connection with any community investor meetings to be held in connection with the Stock Conversion.

     7.   Conditions of Trident's Obligations.  Except as may be waived in
          -----------------------------------
writing by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations

Trident Securities, Inc.
Page 20

and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder, and to the following conditions:

     (a) On the Closing Date, Trident shall receive the favorable opinion of Housley Kantarian & Bronstein, P.C., special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident substantially as set forth in Exhibit A hereto.

          In rendering such opinions, such counsel may rely as to certain matters of fact on certificates of executive officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Bank. Such opinion may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinion. In rendering such opinion, such counsel need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed thereafter by legislative or regulatory action, judicial decision or otherwise.

     (b) At the Closing Date, Trident shall receive the letter of Housley Kantarian & Bronstein, P.C., special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident substantially as set forth in Exhibit B hereto.

     (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

     (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the financial condition, results of operations, business or prospects of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to or contemplated therein; (ii) there shall have been no transaction entered into by the Company or the Bank after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) neither the Company nor the Bank shall have

Trident Securities, Inc.
Page 21


     received from the FDIC, Department, FRB or Commission any directive (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Bank, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

     (e) On the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus, and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Bank; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the business, financial condition, or results of operations of the Company or the Bank, and the conditions set forth in clauses (i) through (v) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission, the FDIC or the Department to suspend the Offerings or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission, the FDIC or the Department; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final action of the Department or FDIC approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date and the Company and the Bank have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

     (f) At the Closing Date, Trident shall receive, among other documents, (i) copies of the letters from the Department and the FDIC authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of the certificate from the Department evidencing the corporate existence of the Bank; (iv) a copy of the certificate from the FDIC evidencing the insured status of the Bank, (v) a copy of the letter from the appropriate state authority evidencing the incorporation (and, if generally available from such authority, good standing)

Trident Securities, Inc.
Page 22

     of the Company, (vi) a copy of the charter, certificate of incorporation or articles of incorporation of the Company certified by the appropriate state governmental authority; and (vii) if available, a copy of the letter from the Department approving the Bank's Stock Charter.

     (g) As soon as available after the Closing Date, Trident shall receive a certified copy of the Bank's Stock Charter as executed by the appropriate governmental authority.

     (h) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from KPMG Peat Marwick, L.L.P., independent certified public accountants, addressed to Trident and the Company, in substance and form reasonably satisfactory to counsel for Trident, with respect to the financial statements of the Bank and certain financial information contained in the Prospectus.

     (i) At the Closing Date, Trident shall receive a letter from KPMG Peat Marwick, L.L.P., independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, in form and substance reasonably satisfactory to counsel for Trident, confirming the statements made by such accountants in the letter delivered by them pursuant to the preceding subsection and dated as of a specified date not more than five (5) days prior to the Closing Date.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel.
Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Bank shall reimburse Trident for its expenses as provided in Section 3 hereof.

     8.   Indemnification.
          ---------------

     (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against

Trident Securities, Inc.
Page 23


     any action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Applications) or other document or communication (in this Section 8 collectively called "Regulatory Application") prepared or executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank, filed in any jurisdiction to register or qualify the Shares under the securities laws thereof or filed with the Department, FDIC, FRB or Commission with respect to the offering of the Shares, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto or in any Regulatory Application, as the case may be, (B) any written or unwritten statement made to a purchaser of the Shares by any director, officer or employee of the Company or the Bank, or (C) the inaccuracy of any representation or warranty set forth in
     Section 2(a) above or the breach of any covenant or agreement of the Company or the Bank set forth herein.

     (b) The Company shall indemnify and hold Trident harmless from any liability whatsoever arising out of (i) any instructions given to Trident as set forth in Section 5(o) above or (ii) any records of account holders, depositors, borrowers, and other members of the Bank delivered to Trident by the Bank or its agents for use during the Stock Conversion and Bank Conversion.

     (c) Trident agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but only with respect to (i) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Regulatory Application or to a purchaser of the Shares in reliance upon, and in conformity with, information furnished in writing to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Regulatory Application or
     (ii) the inaccuracy of any representation or warranty set forth in Section 2(b) above or the breach of any covenant or agreement of Trident set forth herein.

     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of any action, proceeding or claim (whether commenced or threatened) such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this

Trident Securities, Inc.
Page 24

     Section 8, notify the indemnifying party of such action, proceeding or claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel reasonably acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or
     (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that there are substantive or procedural issues which raise conflicts of interest between the indemnified party and indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

     9.   Contribution.  In order to provide for just and equitable contribution
          ------------
in circumstances in which the indemnity agreement provided for in Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Bank other than in accordance with its terms, the Company and the Bank or Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Bank or Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Trident on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and Trident on the other hand in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Trident on the other shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the Company and the Bank bear to the total fees received by Trident under

Trident Securities, Inc.
Page 25


this Agreement. The relative fault of the Company or the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceed the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement, act, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     10.  Survival of Agreements, Representations and Indemnities.  The
          --------------------------------------------------------
respective indemnities and contribution agreements of the Company and the Bank and Trident and the representations and warranties of the Company and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     11.  Termination.  The parties may terminate this Agreement by giving the
          -----------
notice indicated below in this Section at any time after this Agreement becomes effective as follows:

     (a) Trident may terminate this Agreement if any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the

Trident Securities, Inc.
Page 26

     Stock Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, financial condition or business of the Company and the Bank, taken as a whole, or if the Company and the Bank, taken as a whole, shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

     (b) Trident may terminate this Agreement in the event of a material breach of this Agreement by the Company or the Bank at any time after this Agreement becomes effective if such breach is not cured within five (5) days after Trident delivers written notice thereof to the Company and the Bank, and the Company and the Bank may terminate this Agreement in the event of a material breach of this Agreement by Trident at any time after this Agreement becomes effective if such breach is not cured within five
     (5) days after the Company or the Bank delivers written notice thereof to Trident.

     (c) The Bank may terminate the Stock Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Bank shall be required to fulfill their obligations pursuant to Sections 3, 6, 8, and 9 of this Agreement.

     (d) If this Agreement is terminated by Trident for any of the reasons set forth in subsections (a) or (b) above, and to fulfill their obligations, if any, pursuant to Sections 3, 6, 8 and 9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount so owing thereunder.

     (e) If this Agreement is terminated as provided in this Section 11, the party terminating this Agreement shall notify any non-terminating party promptly by telephone or telegram, confirmed by letter.

     12.  Notices.  All communications hereunder, except as herein otherwise
          -------
specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to, Patton Boggs LLP, 2550 M Street, N.W., Washington, D.C. 20037, Attention: Joseph G. Passaic, Jr., Esquire) and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to 445 S. Main Street, Burlington, North Carolina 27215, Attention: James C. McGill, President (with a copy to Housley Kantarian & Bronstein, P.C., 1220 19th Street, N.W., Suite 700, Washington, D.C. 20036, Attention: Joel Rappaport, Esquire).

Trident Securities, Inc.
Page 27


     13.  Parties.  The Company and the Bank shall be entitled to act and rely
          -------
on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned or any other officer of Trident. Trident shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14.  Construction.  Unless preempted by federal law, this Agreement shall
          ------------
be governed by and construed in accordance with the substantive laws of North Carolina.

     15.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Trident Securities, Inc.
Page 28


     Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

                              1st STATE BANCORP, INC.



                              By: ______________________________________
                                  James C. McGill
                                  President and Chief Executive Officer


                              1st STATE BANK



                              By: ______________________________________
                                  James C. McGill
                                  President and Chief Executive Officer


Agreed to and accepted as of
the date first written above:

TRIDENT SECURITIES, INC.


By: ___________________________
     Name:
     Title: